Exhibit 10.1

AMENDMENT NO. 1 TO RESTRUCTURING AGREEMENT

AMENDMENT NO. 1 TO RESTRUCTURING AGREEMENT (the “Agreement”) is made as of the 10th day of October, 2017, by and between, Delcath Systems, Inc., a Delaware corporation (the “Company”) and the investor signatory hereto (the “Investor”).

WHEREAS, reference is hereby made to that certain Securities Purchase Agreement, dated June 6, 2016, by and among the Company, the Investor and certain other buyers signatory thereto (the “Securities Purchase Agreement”), pursuant to which the Investor and such other buyers acquired (i) certain senior secured convertible notes (the “Notes”), convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) warrants to acquire shares of the Common Stock.

WHEREAS, as of the date hereof the Investor holds (i) such aggregate principal amount of Notes as set forth on the signature page of the Investor attached hereto consisting of (x) such aggregate Restricted Principal (as defined in the Notes) of Notes as set forth on the signature page of the Investor attached hereto (the “Restricted Notes”), secured by such aggregate cash amount held in a collateral account of the Company as set forth on the signature page of the Investor attached hereto (the “Restricted Cash”) and (y) such aggregate principal of Notes as set forth on the signature page of the Investor attached hereto (the “Unrestricted Notes”) and (ii) such aggregate number of shares of Series C Convertible Preferred Stock issued by the Company to the Investor as set forth on the signature page of the Investor attached hereto (the “Series C Preferred Shares”).

WHEREAS, on August 28, 2017, the Company and the Investor entered into that certain Restructuring Agreement (the “Original Restructuring Agreement”), pursuant to which, among other things, the Company and the Investor agreed take the following actions: (a) upon execution of the Original Restructuring Agreement, (i) the Investor released restrictions on certain Restricted Cash, (ii) the Investor consented to the use of certain Restricted Cash to effect redemptions of the Series A Preferred Shares (as defined in the Original Restructuring Agreement) and the Series B Preferred Shares (as defined in the Original Restructuring Agreement), (iii) the Investor canceled a portion of the Notes, (iv) the Company redeemed all the Series A Preferred Shares and the Series B Preferred Shares and (b) upon the consummation of a reverse stock split of the Company’s Common Stock of at least twenty to one (the “Reverse Stock Split Event”, and such date, the “Reverse Stock Split Date”, for which the Company covenants to use its best efforts to consummate within three days of the 20th calendar day subsequent to the mailing date of its Definitive Schedule 14C to its shareholders regarding the Reverse Stock Split Event) and certain other conditions, which as of the date hereof have yet to be satisfied, the Company and the Investor agreed take the following actions: (i) the Investor consented to the use of Restricted Cash to effect redemptions of such aggregate Restricted Principal of the Restricted Notes as set forth on the signature page of the Investor attached thereto, (ii) the Company agreed to redeem the Redemption Notes for a redemption price as set forth on the signature page of the Investor attached thereto (the “Original Note Redemption”) and (iii) the Company agreed to exchange, pursuant to Section 4(a)(2) of the Securities Act of

1933, as amended, (the “Original Exchange”) such aggregate Restricted Principal of the Restricted Notes as set forth on the signature page of the Investor attached thereto for new warrants to purchase such aggregate number of shares of Common Stock of the Company as set forth on the signature page of the Investor attached thereto. All terms used and not defined herein are used as defined in the Original Restructuring Agreement (as amended hereby).

WHEREAS, the parties hereto desire to amend the Original Restructuring Agreement as follows: (i) on the Reverse Stock Split Date, (x) in lieu of the Original Exchange, the Company shall exchange (the “Exchange”), pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, such aggregate principal amount of Unrestricted Notes as set forth on the signature page of the Investor attached hereto (the “Exchange Notes”) for new warrants to purchase such aggregate number of shares of Common Stock of the Company as set forth on the signature page of the Investor attached hereto, in the form attached hereto as Exhibit A (the “New Warrants”, as exercised, the “New Warrant Shares”) (y) the Original Note Redemption shall not occur and the Investor withdraws its consent to use Restricted Cash to effect the Original Note Redemption and (z) the Company shall redeem all the Series C Preferred Shares of the Investor then outstanding for a cash payment to the Investor of such aggregate amount of Restricted Cash (not included in the Initial Release) as set forth on the signature page of the Investor attached hereto (the “Series C Redemption Price”) and (ii) upon the initial consummation, on or prior to December 15, 2017, by the Company of a Subsequent Placement of securities of the Company issued pursuant to a registration statement on Form S-1 (or any other similar form) (x) with gross proceeds of at least $10 million, and (y) that shall not be a Variable Rate Transaction (as defined in the Securities Purchase Agreement) or an offering with Convertible Securities (as defined in the New Warrants) and/or Options (as defined in the New Warrants) in which the aggregate number of shares of Common Stock issuable thereunder increases upon a sale of securities at a price below the exercise price of such Options or for any other reason (other than proportional changes upon any stock split) (the “Qualified Placement”, and the date thereof, the “Qualified Placement Date”), the following shall occur (collectively, the “Qualified Placement Transactions”): (i) pursuant to Section 3(b) of the Restricted Notes, the Company shall be deemed to have automatically, and irrevocably, adjusted the Conversion Price (as defined in the Restricted Notes) to 200% of the New Issuance Price (as defined in the Initial Warrants) of such Qualified Placement at all times the Restricted Notes remain outstanding (or such lower Conversion Price as may be in effect from time to time), (ii) the Maturity Date (as defined in the Restricted Notes) shall automatically be extended to the earlier to occur of (x) the first anniversary of the Qualified Placement Date and (y) December 30, 2018, (iii) until the earlier of (x) the Maturity Date and (y) the 75th calendar day after the Qualified Placement Date (such earlier date, the “Qualified Placement Period End Date”, and the period commencing on such Qualified Placement Date, if any, and ending on, and including, the applicable Qualified Placement Period End Date, if any, the “Qualified Placement Period”) all Installment Amounts (as defined in the Unrestricted Note) subject to conversion or redemption under the Unrestricted Note on any Installment Dates (as defined in the Unrestricted Note) during such Qualified Placement Period shall be deemed automatically deferred (such that in the definition of “Installment Amount” of the Notes, the “initial Installment Date” shall be deemed to be the twenty-first (21st) Trading Day after the Qualified Placement Period End Date), (iv) the

Company automatically, and permanently, waives all rights of the Company (A) to elect to affect (or affect) an Installment Redemption (as defined in the Unrestricted Note) at any time no Equity Conditions Failure (as defined in the Unrestricted Note) then exists (or at any time all such Equity Condition Failures with respect to such applicable Installment Date (as defined in the Unrestricted Note) have been waived by the Investor) and (B) to effect a Company Optional Redemption (as defined in the Unrestricted Note) of any Unrestricted Note, (v) the Investor shall waive all equity conditions and other restrictions to the consummation of any Company Optional Redemption (as defined in the Restricted Notes) of any Restricted Notes and permit the Company Optional Redemption Price (as defined in the Restricted Notes) to be paid from amounts then held in the Master Restricted Account (as defined in the Restricted Notes) attributable to the Investor, (vi) the Company shall grant the Investor the right, effective immediately upon the Company’s receipt of written notice from the Investor (each, an “Investor Optional Redemption Notice”), to require the Company to effect a Company Optional Redemption, of all, or any part, of the Restricted Notes as set forth in such Investor Optional Redemption Notice (which Investor Optional Redemption Notice shall be deemed to be a Company Optional Redemption Notice for all purposes under the Restricted Notes, except with a Company Optional Redemption Date occurring on the date of such Investor Optional Redemption Notice), and (vii) the Investor shall agree not to exercise or convert any Convertible Securities or Options, in each case, issued by the Company to the Investor on or prior to the date hereof, during the Qualified Placement Period.

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Rule 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 144(d)(3)(ii) of the 1933 Act.

WHEREAS, concurrently herewith, the Company is entering into agreements with holders of Notes (each, an “Other Investor” and together with the Investor, the “Investors”, and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Investor, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different holdings of such Other Investors and provisions to document that each such other Investor receives consideration thereunder in proportional economic value as provided to the Investor hereunder).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendments. The Original Restructuring Agreement is hereby amended as follows, mutatis mutandis:

1.1 The defined term “Amendment No. 1” shall mean this Agreement and shall hereby be added to the Original Restructuring Agreement.

1.2 The defined term “Restructuring Documents” is hereby amended to include this Agreement.

1.3 The defined term “Exchange” is hereby amended and restated as the Exchange.

1.4 The defined term “Exchange Notes” is hereby amended and restated as the Exchange Notes.

1.5 The defined term “New Warrants” is hereby amended and restated as the New Warrants.

1.6 The defined term “New Warrant Shares” is hereby amended and restated as the New Warrant Shares.

1.7 Section 6.6 is hereby amended and restated as “Section 6.6. Floor Acknowledgement. The parties hereto acknowledge and agree that, with respect to the Notes, the “Conversion Price Floor” means $0.05, and this floor will not be adjusted upward for any reverse split of the Common Stock.”

1.8 Section 6 is hereby amended to add the following as Section 6.7:

Section 6.7 Qualified Placement Transaction. Effective upon the Qualified Placement Date (as defined in Amendment No. 1), the parties hereto agree that the Qualified Placement Transactions (as defined in Amendment No. 1) shall occur (except with respect to any Company Optional Redemption (as defined in the Restricted Notes) (whether triggered by a Company Optional Redemption Notice (as defined in the Restricted Notes) or an Investor Optional Redemption Notice (as defined in Amendment No. 1), as applicable), which shall occur on the applicable Company Optional Redemption Date (as defined in the Restricted Notes)).

2. Representations and Warranties.

2.1 Company Bring Down; No Event of Default. Except as set forth on Schedule 2.1 attached hereto, the Company hereby makes the representations and warranties to the Investor as set forth in Section 4 of the Original Restructuring Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Amendment, mutatis mutandis. The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement no Event of Default (as defined in the Notes) shall have occurred and be continuing as of the date hereof.

2.2 Investor Bring Down; Ownership Representation. The Investor hereby makes the representations and warranties as to itself only as set forth in Section 5 of the Original Restructuring Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis. The Investor owns the Restricted Notes, Unrestricted Notes and Series C Preferred Shares free and clear of any liens (other than the obligations pursuant to this Agreement, the Original Restructuring Agreement, the Transaction Documents (as defined in the Securities Purchase Agreement) and applicable securities laws).

3. Additional Covenants

3.1 Disclosure. The Company shall, on or before 8:30 a.m., New York City time, on October 11, 2017, issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement as exhibit thereto to the extent not previously filed with the SEC (such Current Report on Form 8-K with all exhibits attached thereto, the “8-K Filing”). . From and after the issuance of the Form 8-K, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. In addition, effective upon the issuance of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation, except this initial Form 8-K and any further disclosure in any Securities Act and Exchange Act filings covering the same subject matter.

3.2 Fees and Expenses. The Company shall reimburse Kelley Drye & Warren, counsel to the Investor, for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, in an amount not to exceed $[            ] (the “Investor Counsel Expense”). The Investor Counsel Expense shall be paid by the Company on the date hereof (or, with respect to invoices delivered to the Company after the date hereof, promptly upon receipt of an invoice therefore), whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4. Miscellaneous

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be as set forth in the Securities Purchase Agreement or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

4.5 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

4.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

4.7 Severability . If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

4.8 Entire Agreement. This Agreement together with the other Restructuring Documents and the Original Restructuring Agreement, represents the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Restructuring Documents.

4.9 Counterparts . This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

4.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.12 Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the New Warrants.

4.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.15 Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

4.16 Equal Treatment Acknowledgement; Most Favored Nations. The parties hereto herby acknowledge and agree that, in accordance with Section 9(e) of the Securities Purchase Agreement, the Company is obligated to present the terms of this offering to each Other Investor; provided that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the Exchange, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any Exchange (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 4.16 shall apply similarly and equally to each Settlement Document.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

DELCATH SYSTEMS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

By:
Name:
Title:

Aggregate Principal Amount of Exchange Notes:	Aggregate Number of New Warrant Shares Issuable upon Exercise of New Warrants*:

$
Aggregate Principal Amount of Notes:	Aggregate Amount of Restricted Cash:

$	$
Aggregate Principal Amount of Unrestricted Notes:	Aggregate Number of Series C Preferred Shares:

$

Aggregate Principal Amount of Restricted Notes:	Aggregate Series C Redemption Price

$	$

*	Without regard to any limitations on exercise set forth therein